EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

China TransInfo Technology Corp.
Beijing, China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333 -153153 and No. 333 -162689) and Form S-8 (No. 333-159777) of our report dated March 29, 2011, relating to the consolidated financial statements of China TransInfo Technology Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO China Da Hua CPA Co., Ltd.

BDO China Da Hua CPA Co., Ltd. (Formerly known as BDO China Li Xin Da Hua CPA Co., Ltd.)
Shenzhen, P.R.China
March 30, 2012